
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheets and the Consolidated Statements of Earnings at the date and for the period indicated and is qualified in its entirety by reference to such financial statements. All amounts shown are in thousands of dollars, except per share data. Financial information for the years ended March 31, 1997 and 1996 has been restated to conform to the requirements of Statement of Financial Accounting Standards No. 128, "Earnings Per Share." In addition, as a result of the sale of the company's compression division on February 20, 1998, the financial information for the years ended March 31, 1997 and 1996 has been reclassified to report separately financial position and results of operations from continuing operations and the discontinued compression operations.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1
<CURRENCY> USD

<PERIOD-TYPE>                   12-MOS                   12-MOS                   12-MOS
<FISCAL-YEAR-END>                          MAR-31-1996             MAR-31-1997             MAR-31-1998
<PERIOD-START>                              APR-1-1995              APR-1-1996              APR-1-1997
<PERIOD-END>                               MAR-31-1996             MAR-31-1997             MAR-31-1998
<EXCHANGE-RATE>                                   1.00                    1.00                    1.00
<CASH>                                          28,734                  41,166                  24,977
<SECURITIES>                                         0                       0                       0
<RECEIVABLES>                                  140,931                 186,843                 272,595
<ALLOWANCES>                                     7,866                  10,330                  14,078
<INVENTORY>                                     23,428                  28,171                  31,498
<CURRENT-ASSETS>                               188,794                 249,653                 319,114
<PP&E>                                       1,236,591               1,290,853               1,568,835
<DEPRECIATION>                                 808,027                 827,710                 863,209
<TOTAL-ASSETS>                                 974,410               1,061,280               1,492,839
<CURRENT-LIABILITIES>                           81,890                  90,046                 204,207
<BONDS>                                              0                       0                  25,000
<PREFERRED-MANDATORY>                                0                       0                       0
<PREFERRED>                                          0                       0                       0
<COMMON>                                         6,188                   6,033                   5,948
<OTHER-SE>                                     732,562                 763,631                 992,828
<TOTAL-LIABILITY-AND-EQUITY>                   974,410               1,061,280               1,492,839
<SALES>                                        532,202                 690,426               1,060,161
<TOTAL-REVENUES>                               532,202                 690,426               1,060,161
<CGS>                                          432,507                 495,443                 697,444
<TOTAL-COSTS>                                  432,507                 495,443                 697,444
<OTHER-EXPENSES>                                12,600                   2,800                   6,847
<LOSS-PROVISION>                                     0                       0                       0
<INTEREST-EXPENSE>                               2,176                   1,000                  24,677
<INCOME-PRETAX>                                100,028                 204,074                 356,468
<INCOME-TAX>                                    30,525                  65,839                 113,430
<INCOME-CONTINUING>                             69,503                 138,235                 243,038
<DISCONTINUED>                                   6,674                   7,776                  72,461
<EXTRAORDINARY>                                      0                       0                       0
<CHANGES>                                            0                       0                       0
<NET-INCOME>                                    76,177                 146,011                 315,499
<EPS-PRIMARY>                                     1.24                    2.37                    5.21
<EPS-DILUTED>                                     1.23                    2.35                    5.18

